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BayFirst Financial Corp. Names Scott J. McKim
Next Chief Financial Officer at BayFirst National Bank

ST. PETERSBURG, FL. — July 25, 2023 — BayFirst Financial Corp. (NASDAQ: BAFN), announced today the appointment of Scott J. McKim as Executive Vice President and Chief Financial Officer (CFO) of BayFirst Financial Corp. and its wholly owned subsidiary, St. Petersburg, Fla.-based BayFirst National Bank.
A 25-year industry veteran and Lithia, Fla. resident, Mr. McKim joins BayFirst from 121 Financial Credit Union in Jacksonville, Fla., where he served as chief strategy officer since June 2022. He previously held the roles of CFO and chief lending officer of Publix Employees Federal Credit Union in Lakeland, Fla. and chief lending officer for American Heritage Federal Credit Union in Philadelphia, Pa. Before that Mr. McKim served in leadership roles at multiple financial institutions, most notably as director of corporate finance and a divisional CFO for Huntington Bancshares.
“Following an extensive search for BayFirst’s next CFO, we are delighted to welcome Scott to the executive team and are confident that he will play an important role in the future success of our bank,” said BayFirst CEO Anthony N. Leo. “Scott is a seasoned financial executive with a proven ability to lead and drive results, and we look forward to seeing his contributions to both our financial strategies and overall growth.”
“I am excited to take on the role of CFO and work alongside the team at BayFirst, which is equally passionate about creating a premier financial institution that strives for excellence and innovation within the industry,” said McKim.
With Mr. McKim’s appointment, Robin L. Oliver, who remained BayFirst’s Chief Financial Officer following her promotion to Chief Operating Officer (COO) in February 2022, will continue in the sole role of COO.
Mr. McKim holds a Master’s in Business Administration degree from The Ohio State University and a Bachelor’s in Accounting degree from Bowling Green University. He serves on the Board of Directors and as treasurer for Golfers vs. Brain Cancer.
About BayFirst National Bank
Headquartered in St. Petersburg, BayFirst National Bank, the principal subsidiary of BayFirst Financial Corp. (NASDAQ: BAFN), operates ten banking centers in the Tampa Bay area. In addition, BayFirst offers a broad range of retail and business banking services, including small business loans through its government-guaranteed lending division, CreditBench, and is one of the top producing SBA lenders in the country. Since it opened in 1999, BayFirst has grown exponentially without losing sight of its commitment to making an impact in the community and being Here for What’s Next® in the lives of its customers. For more information visit: www.BayFirstFinancial.com.
About BayFirst Financial Corp.
BayFirst Financial Corp. is a registered bank holding company based in St. Petersburg, Florida which commenced operations on September 1, 2000. Its primary source of income is derived from its wholly owned subsidiary, BayFirst National Bank, a national banking association. As of March 31, 2023, BayFirst Financial Corp. had $1.07 billion in total assets.

Forward-Looking Statements
In addition to the historical information contained herein, this presentation includes "forward-looking statements" within the meaning of such term in the Private Securities Litigation Reform Act of 1995. These statements are subject to many risks and uncertainties, including, but not limited to, the effects of health crises, global military hostilities, or climate change, including their effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with them; the ability of the Company to implement its strategy and expand its banking operations; changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; risks related to mergers and acquisitions; changes in benchmark interest rates used to price loans and deposits, changes in tax laws, regulations and guidance; and other risks detailed from time to time in filings made by the Company with the SEC, including, but not limited to those “Risk Factors” described in our most recent Form 10-K and Form 10-Q. Readers should note that the forward-looking statements included herein are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements.